UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2017

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under the heading “Reverse Stock Split” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On November 1, 2017, Corporate Capital Trust, Inc. (the “Company”) issued a press release announcing its plans for the listing (the “Listing”) of the Company’s shares of common stock on the New York Stock Exchange (the “NYSE”). The press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

NYSE Listing

The Company has commenced the final steps to prepare for the Listing of the Company’s shares of common stock on the NYSE. Subject to market conditions, the Company currently anticipates that its shares of common stock will commence trading on the NYSE with the ticker symbol “CCT” on or around November 14, 2017. There can be no assurance that the Company will be able to complete the Listing on the expected timeframe or at all.

As previously announced, the Company’s new investment advisory agreement (the “New Advisory Agreement”) with KKR Credit Advisors (US) LLC (“KKR Credit”) will become effective concurrently with the Listing. The New Advisory Agreement was approved by the Company’s shareholders on August 3, 2017.

Incremental Advisory Fee Enhancements

In addition to the reduction of the management fee to an annual rate of 1.50% of the Company’s average gross assets (instead of 2.00% as set forth in the existing investment advisory agreement), which will occur upon effectiveness of the New Advisory Agreement concurrently with the Listing, KKR Credit has agreed to certain waivers which may further reduce the amount of the investment advisory fees that are payable by the Company under the New Advisory Agreement.

Specifically, KKR Credit has agreed to irrevocably waive subordinated incentive fees that would otherwise be payable under the New Advisory Agreement up to the amount that would cause the total subordinated fees paid in any calendar quarter (or partial calendar quarter for which the subordinated incentive fee is required to be calculated) to not exceed the amount that would be payable if the following revised definitions had applied in such period: (a) “look back period” as defined on or after December 31, 2017 to be the most recently completed quarter and the 11 preceding calendar quarters and (b) “cumulative net increase in net assets resulting from operations” as defined to remove the addition of management fees paid following the Listing.

The waiver will remain in place during the period beginning on the Listing and ending on the earlier of (a) the initial convening of the 2018 annual meeting of the Company’s shareholders at which the Company’s shareholders will be asked to approve the changes to the definitions described above in the New Advisory Agreement and (b) December 31, 2018.

Reverse Stock Split

In anticipation of the Listing, on October 31, 2017, the Company filed Articles of Amendment to its Articles of Incorporation (the “Reverse Stock Split Amendment”) with the State Department of Assessments and Taxation of the State of Maryland to effect a 1-for-2.25 reverse split of the Company’s shares of common stock (the “Reverse Stock Split”). The Reverse Stock Split became effective in accordance with the terms of the Reverse Stock Split Amendment on October 31, 2017. The Company also filed a separate Articles of Amendment to its Articles of Incorporation (the “Par Value Amendment”) with the State Department of Assessments and Taxation of the State of Maryland to provide that there will be no change in the par value of $0.001 per share as a result of the Reverse Stock Split.

As a result of the Reverse Stock Split, every 2.25 shares of the Company’s common stock issued and outstanding were automatically combined into one share of the Company’s common stock, and the number of outstanding shares of the Company’s common stock was reduced from approximately 307 million to approximately 136 million. As adjusted to give effect to the Reverse Stock Split, the Company’s net asset value per share as of June 30, 2017 would have been $20.07 (instead of $8.92 per share). The Reverse Stock Split did not modify the rights or preferences of the Company’s common stock.

The foregoing descriptions of the Reverse Stock Split Amendment and the Par Value Amendment do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the Reverse Stock Split Amendment and the Par Value Amendment, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Treatment of Fractional Shares

In connection with the Listing, the Board of Directors of the Company (the “Board”) has decided to eliminate any outstanding fractional shares of its common stock (the “Fractional Shares”), as permitted by the Maryland General Corporation Law. The Company will eliminate all outstanding Fractional Shares by rounding up the number of Fractional Shares held by each of the Company’s shareholders to the nearest whole number of shares as of November 3, 2017.

Listing-Related Tender Offer

As previously announced, the Company currently expects that in connection with the Listing it will conduct a tender offer (the “Listing-Related Tender Offer”), pursuant to which the Company’s shareholders will be permitted to tender their shares of common stock to the Company for cash. The Company currently expects that the Listing-Related Tender Offer will commence at the time of the Listing and will remain open for a period of at least 20 business days following the date of the Listing.

The Company currently expects to offer to purchase $185 million in value of its shares of common stock in the Listing-Related Tender Offer at a price per share equal to its net asset value per share as of September 30, 2017 (as adjusted to give effect to the Reverse Stock Split), which we expect will be disclosed on November 3, 2017. The final terms of any Listing-Related Tender Offer, including the size and pricing thereof, will be made only pursuant to an offer to purchase (a preliminary version of which will be furnished with the Form 8-K reporting the Company’s financial results for the quarter ending September 30, 2017), letter of transmittal and related materials (the “Tender Offer Materials”) and there can be no assurance that the Listing-Related Tender Offer will be commenced or completed within the expected timeframe or at all.

Planned Purchase of Shares by KKR Credit and Affiliates

As previously announced, KKR Credit has informed the Company that it and certain members of the Company’s management and members of management of KKR Credit are considering purchasing, following the completion of the Listing-Related Tender Offer, at least $50 million in shares of common stock in the aggregate in open-market transactions (which may include purchases pursuant to 10b5-1 plans), subject to restrictions under applicable law. There can be no assurance that KKR Credit or any members of the Company’s or KKR Credit’s management will purchase any such shares.

Regular and Special Distributions

The Company paid a regular monthly cash distribution on or about October 25, 2017 to shareholders of record as of October 24, 2017. Following the Listing, the Company currently expects that cash distributions will be declared and paid to shareholders of record on a quarterly instead of on a monthly basis. Accordingly, no distribution will be declared or paid in November 2017. However, the Company currently expects that a regular quarterly cash distribution will be paid to shareholders of record as of December 31, 2017, and such distribution will be an amount equal to the regular monthly cash distributions that shareholders would have otherwise received in respect of November and December 2017.

In addition, as previously announced, the Board intends to declare two special cash distributions, each in the amount of $0.045 per share, which will be $0.10125 per share, after giving effect to the Reverse Stock Split. The first special distribution is expected to be paid to shareholders of record as of December 31, 2017 and the second distribution is expected to be paid to shareholders of record on a date thereafter but within six months after the date of the Listing. The payment of any regular or special cash distributions is subject to restrictions under applicable law and is within the sole discretion of the Board, and therefore, there can be no assurance as to the amount or timing of any such future distribution.

Advisors

The Company has retained J.P. Morgan, Bank of America and Wells Fargo Securities as joint lead advisors on the Listing. Co-advisors to the Company on the Listing include BMO Capital Markets, Citi, Credit Suisse, Goldman Sachs, HSBC, Mizhuo Securities, and SunTrust Robinson Humphrey. Dechert LLP is acting as legal advisor to the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Reverse Stock Split Amendment
3.2	Par Value Amendment
99.1	Press release, dated November 1, 2017

Additional Information and Where to Find It

The disclosure in this report is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The Listing-Related Tender Offer described herein will be made only pursuant to the Tender Offer Materials. The full details of the Listing-Related Tender Offer, including complete instructions on how to tender shares of common stock, will be included in the Tender Offer Materials, which the Company will file with the SEC upon the commencement of the Listing-Related Tender Offer. Shareholders are urged to carefully read the Tender Offer Materials when they become available because they will contain important information, including the terms and conditions of the Listing-Related Tender Offer. The Tender Offer Materials when they become available, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrust.com/investor-resources), or by writing to the Company at CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida, 32801 (telephone number 866-650-0650) prior to the Listing or 555 California Street, 50th Floor, San Francisco, California 94104 (telephone number (415) 315-3620) following the Listing.

Forward Looking Statements

The information in this report may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include the ability of the Company to complete the Listing, the ability of the Company to complete the Listing-Related Tender Offer, the price at which the Company’s shares of common stock may trade on the NYSE, which may be higher or lower than the purchase price in the Listing-Related Tender Offer, and such other factors that are disclosed in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 20, 2017. The Company undertakes no obligation to update such statements to reflect subsequent events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST, INC. a Maryland corporation

Date: November 1, 2017	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Financial Officer